Exhibit 32.3

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of St. John Knits, International, Incorporated (the “Company”) on Form 10-K for the period ending November 2, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I Roger Ruppert, Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(5)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(6)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: January 27, 2004

/s/ Roger G. Ruppert

Roger G. Ruppert Chief Financial Officer (Principal Financial Officer)